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Exhibit 23.1 Consent of BDO Seidman, LLP



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



InfoCure Corporation
Atlanta, Georgia



We hereby consent to the incorporation by reference in the registration statements (Nos. 333-88589, 333-87795 and 333-73097) on Form S-3 and (Nos.
333-74773 and 333-48829) on Form S-8 of our report dated February 21, 2000, relating to the consolidated financial statements of InfoCure Corporation and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.



BDO SEIDMAN, LLP



Atlanta, Georgia
March 30, 2000